Exhibit 10.4
EMPLOYMENT AGREEMENT
EMPLOYMENT AGREEMENT ("Agreement"), dated as of March 1, 2019, between Arch
U.S. Ml Services Inc., a Delaware corporation (the "Company"), and Michael Schmeiser (the
"Executive").
WHEREAS, the Executive has been promoted to the positions described In Section 3.01 below;
WHEREAS, in connection with the promotion and in exchange for and contingent on the
Executive's execution of this Agreement, the Executive's base salary will be increased to the amount set forth in Section 4.01below, he will receive the equity grant from the Company described In Section 4.06 below and he will be entitled to the severance benefits on the terms set forth in Article 5 below;
WHEREAS, the Executive's positions with the Company and its Affiliates will give him access to Confidential Information (as defined herein) of the Company and its Affiliates (as defined herein);
WHEREAS, the Executive's positions with the Company and its Affiliates will give the
Executive certain opportunities, on behalf of the Company, to work with and develop relationships with employees, customers, investors, clients, insured, reinsureds, brokers, agents, and licensees of the Company and its Affiliates; and
WHEREAS, the parties agree that this Agreement is necessary for the protection and preservation of the proprietary and confidential information of the Company and its Affiliates, the protection and preservation of the goodwill of the Company and its Affiliates, and the protection and preservation of the relationships that the Company has with its employees, customers, investors, clients, insureds, reinsureds, brokers, agents, licensees, and others with which the Company has a business relationship; and
NOW, THEREFORE, in consideration of the Executive's continued employment as provided herein, the Executive's increased base salary, his receipt of an equity grant from the
Company, his severance benefits payable as set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
SECTION 1.01. Definitions. For purposes of this Agreement, the following terms have the

- 2 -
meanings set forth below:
"Accounting Firm" has the meaning set forth in Section 12.10(b).
"Affiliate" means any Person, directly or indirectly, through one or more intermediaries, Controlling, Controlled by, or under common Control with the Company. For purposes hereof,
(a)"Control" means the ownership, directly or indirectly, of (i) in the case of a corporation,
Voting Securities (as defined below) representing 50% or more of the total voting power or value of all the then outstanding Voting Securities of such corporation or (ii) in the case of a partnership, limited liability company, association or other business entity ("Business Entity''),
50% or more of the partnership or other similar ownership interest of such Business Entity; and
(b)"Voting Security" means any security of a corporation which carries the right to vote generally in the election of directors. For purposes of the definition of "Control," (x) a Person will be deemed to have a 50% or more ownership Interest in a Business Entity if such Person is allocated 50% or more of Business Entity gains or losses or controls the managing director or member or general partner of such Business Entity; and (y) "Controlling" and "Controlled" have meanings correlative thereto.
"Base Salary" has the meaning set forth In Section 4.01.
"Bonus Amount" means for termination of the Executive's employment occurring during a calendar year, the greater of (i) the Executive's target annual bonus for the year of such termination of employment, or (ii) the average of the Executive's actual annual bonus for the three immediately preceding years (or such lesser number of years in which the Executive was employed by the Company or its Affiliate).
"Cause" means (a) theft or embezzlement by the Executive with respect to the
Company or its Affiliates; (b) intentional malfeasance or gross negligence in the performance of the Executive's duties; (c) the conviction of the Executive of any felony or any crime involving moral turpitude; (d) willful or prolonged absence from work by the Executive (other than by reason of disability due to physical or mental illness) or failure, neglect or refusal by the
Executive to perform his duties and responsibilities without the same being corrected within ten (10) days after being given written notice thereof; (e) continued and habitual use of alcohol by the Executive to an extent which materially impairs the Executive's performance of his duties; (f) the Executive's use of illegal drugs; or (g) the material breach by the Executive of any of the covenants contained in this Agreement.
"Code" has the meaning set forth in Section 12.09.
"Confidential Information" means information that is not generally known to the public and that was or is used, developed or obtained by the Company or its Affiliates in connection with their business. It shall not include information (a) required to be disclosed by court or administrative order (subject to the Executive's compliance with the notice requirements set forth in Section 6.01 below); (b) lawfully obtainable from other sources or which is in the public

- 3 -
domain through no fault of the Executive; or (c) the disclosure of which is consented to by the Company.
"Date of Termination" has the meaning set forth In Section 5.06 and Section 5.02.
"Employment Period" has the meaning set forth In Section 2.01 and Section 5.02.
"Good Reason" means, without the Executive's written consent and subject to the timely notice requirement and the Company's opportunity to cure set forth in Section 5.05 below, (a) the material diminution of any material duties or responsibilities of the Executive; (b)
a material reduction in the Executive's Base Salary; or (c) any material breach by the Company of the provisions contained in this Agreement.
"Intellectual Property" has the meaning set forth In Section 7.01.
"Notice of Termination" has the meaning set forth In Section 5.05.
"Noncompetition Period" has the meaning set forth in Section 9.01.
"Nonsolicitation Period" has the meaning set forth In Section 9.02.
"Person" means an Individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, an estate, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.
"Permanent Disability" means those circumstances where the Executive is unable to continue to perform the usual customary duties of his assigned job or as otherwise assigned in accordance with the provisions of this Agreement for a period of six (6)
consecutive months in any twelve (12) month period because of physical, mental or emotional Incapacity resulting from injury, sickness or disease. Any questions as to the existence of a Permanent Disability shall be determined by a qualified, independent physician selected by the Company and approved by the Executive (which approval shall not be unreasonably withheld). The determination of any such physician shall be final and conclusive for all purposes of this Agreement.
"Reimbursable Expenses" has the meaning set forth in Section 4.04.
"Start Date" has the meaning set forth in Section 2.01.

- 4 -
ARTICLE 2
EMPLOYMENT
SECTION 2.01. Employment. The Company shall employ the Executive as provided herein, and the Executive shall accept such employment, for the period beginning as of March 1,
2019 (the "Start Date") and ending as provided in Section 5.01(the "Employment Period"). If the Executive fails to satisfy the condition set forth in the preceding sentence, he shall forfeit all rights hereunder.
ARTICLE 3
POSITION AND DUTIES
SECTION 3.01. Position and Duties. During the Employment Period, the Executive
shall serve as President and Chief Executive Officer of the Company and shall have such responsibilities, powers and duties as may from time to time be prescribed by the Board of
Directors of the Company; provided that such responsibilities, powers and duties are substantially consistent with those customarily assigned to Individuals serving In such position at comparable companies or as may be reasonably required by the conduct of the business of the Company.
The Executive understands and agrees that in these positions, he will have access to and become familiar with confidential and trade secret information belonging to the Company and its Affiliates, the Company's manner of doing business, the manner in which Affiliates do business, future plans of the Company and Its Affiliates, and confidential information relating to customers, employees, and business relations of the Company and its Affiliates. The Executive acknowledges that such information has been and will be established at great expense to the
Company and its Affiliates and that the Company has a legitimate business interest in protecting such Information from disclosure to competitors or otherwise.
During the Employment Period, the Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company and its Affiliates. The
Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person or for-profit organization not related to the business of the Company or Its Affiliates, whether for compensation or otherwise, without prior written consent of the Company. During the Employment Period, the Executive will comply with the
Company's Code of Business Conduct, as in effect for time to time.
ARTICLE4
BASE SALARY AND BENEFITS
SECTION 4.01. Base Salary. During the Employment Period, the Executive's base salary

- 5 -
will be $450,000 per annum (the "Base Salary"). The Base Salary will be payable by the
Company bi-monthly on the 15th and last working day of each month. Annually during the
Employment Period, the Company shall review with the Executive his job performance and compensation, and if deemed appropriate by the Company, in its discretion, the Executive's
Base Salary may be increased.
SECTION 4.02. Bonuses. In addition to the Base Salary, the Executive shall be eligible to participate in an annual bonus plan on terms set forth from time to time by the
Board of Directors of the Company. The Executive's target annual bonus will be 100% of his
Base Salary.
SECTION 4.03. Benefits. In addition to the Base Salary, and any bonuses payable to the Executive pursuant to this Agreement, the Executive shall be entitled to the following benefits during the Employment Period:
(a)such major medical, life insurance and disability insurance coverage as is, or may during the Employment Period be, provided generally for other senior executive officers of the Company as set forth from time to time in the applicable plan documents;
(b)in accordance with applicable policies, «Vacation_Days» vacation days and 10 sick days annually (each of which will be pro-rated for partial years)
during the Employment Period; and
(c)benefits under any plan or arrangement available generally for the senior executive officers of the Company, including the Executive Supplemental Non-
Qualified Savings and Retirement Plan, subject to and consistent with the terms and conditions and overall administration of such plans as set forth from time to time in the applicable plan documents.
SECTION 4.04. Expenses. The Company shall reimburse the Executive for all reasonable expenses incurred by him in the course of performing his duties under this
Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses ("Reimbursable Expenses"), subject to the Company's requirements with respect to reporting and documentation of expenses.
SECTION 4.05. Share-Based Awards. The Executive shall be eligible to participate in the Company's Long Term Incentive and Share Award Plans (and any similar plan adopted by the Company) under which share-based awards may be granted, as determined by the
Board of Directors of the Company in its discretion.
SECTION 4.06 Equity Award. Subject to approval by the Board of Directors of Arch
Capital Group Ltd. ("Parent''), on the date this Agreement has been fully-executed by the parties ("Grant Date"), the Executive will receive a signing bonus consisting of the share-
based awards of Parent valued at $232,500 in the aggregate, consisting of (a) 65.81%
performance shares of Parent ("Performance Shares"), (b) 25.93% non-qualified options to purchase

- 6 -
common shares of Parent ("Stock Options") and (c) 8.26% restricted common shares of
Parent ("Restricted Shares") (with the percentages relating to the value of each award component). The Performance Shares will vest on March 10, 2022 (based on achievement of performance goals), and the Stock Options and the Restricted Shares will vest in three equal annual installments on the first anniversary of the Grant Date, February 28, 2021 and
February 28, 2022, provided that, in each case, on each such date the Executive is still an employee of the Company as set forth in the award agreements.
For these purposes, the (a) the number of Performance Shares will be determined by dividing the performance award target award value by the closing price of Parent's common shares on the Grant Date, (b) the number of Stock Options will be determined by
Parent based on a Black-Scholes valuation consistent with the manner in which Parent reflects options in its consolidated financial statements, and (c) the number of Restricted
Shares will be determined by dividing the restricted share award value by the closing price of Parent's common shares on the Grant Date. The Stock Options will have an exercise price per share equal to the closing market price of Parent's common shares on the Grant
Date. The terms and conditions of the Performance Shares and the Stock Options will be as set forth in the award agreements.
ARTICLE 5
TERM AND TERMINATION
SECTION 5.01. Term. The Employment Period will terminate on the third anniversary of the Start Date; provided that (a) the Employment Period shall terminate prior to such date upon the Executive's death or Permanent Disability, (b) the Employment Period may be
terminated by the Company for any reason prior to such date, and (c) the Employment Period may be terminated by the Executive prior to such date, if such termination shall be for Good
Reason. In addition, this Agreement will be automatically extended on the same terms and conditions for successive one year periods following the original term until either the Company or the Executive, at least ninety (90) days prior to the expiration of the original term or any extended term, shall give written notice of their intention not to renew the Agreement. Upon termination of the Executive's employment with the Company for any reason, the Executive shall resign from all positions and in all capacities with the Company and its Affiliates or from any other company or other Person with which the Executive is serving at the Company's request.
SECTION 5.02. Unjustified Termination. Except as otherwise provided in Section 12.09, if the Employment Period shall be terminated (i) at the end of the Employment Period due to the Company giving written notice of non-extension pursuant to Section 5.01 above, or (ii)
prior to the expiration of the original term (or the Employment Period as extended pursuant to Section 5.01) by the Executive for Good Reason or by the Company not for Cause (such terminations under clauses (i) and (ii) of this Section 5.02 are collectively referred to as
"Unjustified Terminations"), the Executive shall be paid solely (except as additionally provided in Section 5.04 below or the Company's Incentive Compensation Plan or successor plan) his Base Salary

- 7 -
earned through the date of termination of employment and an amount equal to the sum of (A)
his annual Base Salary, (B) his target annual bonus, and (C) a pro-rated portion of the
Executive's target annual bonus based on the number of days elapsed in the calendar year through the Date of Termination.
The Executive shall be entitled to such payments set forth in clauses (A), (B) and (C) of this Section only If the Executive has fully complied with and continues to fully comply with the provisions of Sections 6.01, 7.01, 8.01, 9.01or 9.02 hereof and the Executive has entered into a general release of claims reasonably satisfactory to the Company on or before the date that is fifty (SO) days following the Date of Termination and does not revoke such release prior to the end of the statutory seven (7) day revocation period (it being understood that such general release will not require the Executive to release his rights under Sections 5.02 and 5.04 of this
Agreement and will not contain any employment restrictions or non-solicitation obligations other than those set forth in this Agreement).
Subject to Section 12.09 below, such amounts will be paid in twelve (12) equal installments, the first two (2) of which shall be paid on the date that is two (2) months following the Date of Termination and the next ten (10) of which will be paid in ten (10) equal monthly installments commencing on the date that is three (3) months following the Date of
Termination and continuing on each of the next nine (9) monthly anniversaries of the Date of
Termination. In addition, promptly following an Unjustified Termination, the Executive shall also be reimbursed for all Reimbursable Expenses incurred by the Executive prior to such
Unjustified Termination. Notwithstanding any provision hereof to the contrary, in order for the
Executive to terminate the Employment Period for Good Reason, such termination of employment must occur no later than sixty (60) days after the date the Executive gives written notice in accordance with Section 5.05 below to the Company of the occurrence of the event or condition that constitutes Good Reason.
SECTION 5.03. Justified Termination. If the Employment Period shall be terminated
(i) prior to the expiration of the original term (or the Employment Period as extended pursuant to Section 5.01) (a) by the Company for Cause, (b) as a result of the Executive's resignation or leaving of his employment, other than for Good Reason or (c) as a result of the death or Permanent Disability of the Executive, or (ii) at the end of the Employment
Period as a result of the Executive's provision of written notice not to extend the
Employment Period under Section 5.01 (such terminations under clauses (i) and (ii) of this
Section 5.03 are collectively referred to as "Justified Terminations"), the Executive shall be entitled to receive solely (except as additionally provided in Section 5.04 below or the
Company's Incentive Compensation Plan or successor plan) his Base Salary earned through the date of termination of employment and reimbursement of all Reimbursable
Expenses incurred by the Executive prior to such Justified Termination.
SECTION 5.04. Benefits. Except as otherwise required by mandatory provisions of law, all of the Executive's rights to fringe and other benefits under this Agreement or otherwise, if any, accruing after the termination of the Employment Period will cease upon such termination.

- 8 -
Notwithstanding the foregoing, if such termination is a result of a Permanent Disability or if the
Employment Period Is terminated as a result of an Unjustified Termination, the Executive shall continue to receive his major medical insurance coverage benefits from the Company's plan in effect from time to time (provided the Executive continues to pay the portion of the premiums for such coverage that are charged to similarly situated active employees) for a period equal to the lesser of (i) twelve (12) months after the Date of Termination, and (ii) until the Executive is provided by another employer with benefits substantially comparable (with no pre-existing condition limitations) to the benefits provided by such plan. The continuation of such benefits under this Section shall only be available if the Executive has fully complied with and continues to fully comply with the provisions of Sections 6.01, 7.01, 8.01, 9.01 or 9.02 of this Agreement.
SECTION 5.05. Notice of Termination and Opportunity to Cure. Any termination by the
Company for Permanent Disability or Cause or without Cause or by the Executive for Good Reason shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall Indicate the date the
termination is to take effect (consistent with the terms of this Agreement), the specific termination provision in this Agreement relied upon and, for a termination for Permanent Disability or for
Cause or for a resignation for Good Reason, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision indicated. It shall be a condition precedent to the Executive's right to terminate employment for
Good Reason that (i) the Executive shall first have given the Company written notice that an event or condition constituting Good Reason has occurred within ninety (90) days after such occurrence, and any failure to give such written notice within such period will result in a waiver by the
Executive of his right to terminate for Good Reason as a result of such event or condition, and (ii) a period of thirty (30) days from and after the giving of such written notice shall have elapsed without the Company having effectively cured or remedied such occurrence during such 30-day period, unless such occurrence cannot be cured or remedied within thirty (30) days, in which case the period for remedy or cure shall be extended for a reasonable time (not to exceed an additional fifteen (15) days) provided that the Company has made and continues to make a diligent effort to effect such remedy or cure.
SECTION 5.06. Date of Termination. "Date of Termination" shall mean (a) If the
Employment Period Is terminated as a result of a Permanent Disability, five (5) days after a Notice of Termination is given, (b) if the Employment Period is terminated by the Executive for Good
Reason, the date specified in the Notice of Termination consistent with the terms hereof, (c) if the
Employment Period terminates due to expiration of the term of this Agreement, the date the term expires, and (d) if the Employment Period is terminated for any other reason (including for Cause), the date designated by the Company in the Notice of Termination.

- 9 -
ARTICLE 6
CONFIDENTIAL INFORMATION
SECTION 6.01. Nondisclosure and Nonuse of Confidential Information. The Executive
will not disclose or use at any time during or after the Employment Period any Confidential
Information of which the Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Executive's performance of duties assigned to the Executive pursuant to this
Agreement. Under all circumstances and at all times, the Executive will take all reasonably appropriate steps to safeguard Confidential Information in his possession and to protect it against disclosure, misuse, espionage, loss and theft. If the Executive is compelled by court or administrative order to disclose information that would otherwise be considered Confidential
Information, the Executive will first give the Company prompt written notice of any such requirement, disclose no more information than is so required in the opinion of competent legal counsel, and cooperate fully with any efforts by the Company to obtain a protective order or similar confidentiality treatment for such information. Nothing in this Agreement, however, or any other agreement or arrangement with the Company or any of its Affiliates shall require the Executive to give notice to the Company prior to the Executive making any disclosure of information or documents to any governmental agency or legislative body, any self-regulatory organization, the Legal Department of the Company, and/or pursuant to the whistleblower provisions of the Dodd-Frank Act or Sarbanes-Oxley Act.
SECTION 6.02. Defend Trade Secrets Act. Pursuant to 18 U.S.C. § 1833(b), the
Executive understands that the Executive will not be held criminally or civilly liable under any
Federal or State trade secret law for the disclosure of a trade secret of the Company that (i) Is made (x) in confidence to a Federal, State, or local government official, either directly or
Indirectly, or to the Executive's attorney and (y) solely for the purpose of reporting or
Investigating a suspected violation of law; or (ii) Is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. The Executive understands that if the
Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the trade secret to the Executive's attorney and use the trade secret information in the court proceeding if the Executive (I) files any document containing the trade secret under seal, and (II) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.
Further, nothing in this Agreement or any other agreement or arrangement with the Company or any of its Affiliates shall prohibit or restrict the Executive from making any disclosure of information or documents to any governmental agency or legislative body, any self-regulatory organization, the Legal Department of the Company, and/or pursuant to the whistleblower provisions of the Dodd-Frank Act or Sarbanes-Oxley Act.

- 10 -
ARTICLE 7
INTELLECTUAL PROPERTY
SECTION 7.01. Ownership of Intellectual Property. In the event that the Executive as part of his activities on behalf of the Company or its Affiliates generates, authors or contributes to any invention, design, new development, device, product, method of process
(whether or not patentable or reduced to practice or comprising Confidential Information), any copyrightable work (whether or not comprising Confidential Information) or any other form of
Confidential Information relating directly or indirectly to the business of the Company or its
Affiliates as now or hereinafter conducted (collectively, "Intellectual Property"), the
Executive acknowledges that such Intellectual Property is the sole and exclusive property of the Company and its Affiliates and hereby assigns all right title and interest in and to such
Intellectual Property to the Company and its Affiliates. Any copyrightable work prepared in whole or in part by the Executive during employment with the Company will be deemed "a work made for hire" under Section 201(b) of the United States Copyright Act of 1976, as
amended, and the Company and its Affiliates will own all of the rights comprised in the copyright therein. The Executive will promptly and fully disclose all Intellectual Property and will cooperate with the Company and its Affiliates to protect the interests of the Company and its Affiliates in and rights to such Intellectual Property (including providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company or its Affiliates, whether such requests occur prior to or after termination of the Executive's employment hereunder).
ARTICLES
DELIVERY OF MATERIALS UPON TERMINATION OF EMPLOYMENT
SECTION 8.01. Delivery of Materials upon Termination of Employment. As requested by the Company from time to time and upon the termination of the Executive's employment with the Company for any reason, the Executive will promptly deliver to the Company all property of the Company and its Affiliates in the Executive's possession or within his control, including, without limitation, all copies and embodiments, in whatever form or medium, of all
Confidential Information or Intellectual Property (including written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or
Intellectual Property), irrespective of the location or form of such property and, if requested by the Company, will provide the Company with written confirmation that all such property have been delivered to the Company.

- 11 -
ARTICLE 9
NONCOMPETITION AND NONSOLICITATION
SECTION 9.01. Noncompetition. The Executive acknowledges that during his employment with the Company, he will become familiar with trade secrets and other
Confidential Information concerning the Company and its Affiliates and their respective predecessors, and that his services will be of special, unique and extraordinary value to the
Company. In addition, the Executive hereby agrees that during the Noncompetition Period, he will not directly or indirectly own, manage, control, participate in, be employed by, consult with, render services for, provide work for, become associated with, or in any manner engage in any Restricted Business in the Restricted Area. With respect to the twelve (12) month period after the Executive's employment ends, the restriction on work only applies to the Executive providing executive level services, whether as an employee or independent contractor, or otherwise providing work or services in an executive level position.
For purposes of this Agreement, the "Noncompetition Period" shall mean the
Employment Period, together with any period following the Employment Period during which the Executive remains an employee of the Company or Its Affiliate, and the period of twelve
(12) months following termination of the Executive's employment for any reason;
provided, however, that if the Executive's termination of employment occurs as a result of the Executive's resignation or leaving of his employment other than for Good
Reason or at the end of the Employment Period as a result of the Executive's provision of written notice not to extend the Employment Period under Section 5.01, except as provided in clause (Y) below, the Noncompetition Period shall continue beyond such termination of employment only if (i) the Company pays the Executive, for each day during which the Noncompetition Period so continues, an amount equal to 1/365th of the sum of (I) the Executive's annual Base Salary, plus (II) his Bonus Amount for the calendar year of such termination of employment, and (Ill) a pro-rated portion of the
Executive's Bonus Amount based on the number of days elapsed in the calendar year through the Date of Termination, such amount to be paid in accordance with the regular payroll practices of the Company (except that any amount otherwise payable prior to the sixtieth (60th) day following the termination date shall instead be paid on such sixtieth (60th) day); and (ii) the Executive shall continue to receive his major medical insurance coverage benefits from the Company's plan in effect from time to time
(provided the Executive continues to pay the portion of the premiums for such coverage that are charged to similarly situated active employees) for a period equal to the lesser of (x) the end of the Noncompetition Period, and (y) until the Executive is provided by another employer with benefits substantially comparable (with no pre-existing condition limitations) to the benefits provided by such plan; and provided further, however, that:
(X)the Company may elect, in its sole discretion, by written notice to the

- 12 -
Executive given not more than ten (10) business days after the date the Executive's employment terminates, to reduce the Noncompetition Period under such circumstances so that it ends on the date set forth in such written notice (which shall not be later than twelve (12) months after the termination date), in which case the
Company's obligation to make payments and provide benefits under this Section 9.01 shall end at the end of the Noncompetition Period, and
(Y)the Company's requirement to make payments under this Section
9.01as a condition to continuation of the Noncompetition Period shall apply only If the
Executive has entered into a general release of claims reasonably satisfactory to the
Company on or before the date that Is fifty (50) days following the Date of Termination and does not revoke such release prior to the end of the statutory seven (7) day revocation period (it being understood that such general release will not require the
Executive to release his rights under this Section 9.01 and will not contain any employment restrictions or non-solicitation obligations other than those set forth in this Agreement) and the Executive has fully complied with and continues to fully comply with the provisions of Sections 6.01, 7.01, 8.01, 9.01, 9.02 or 10.01 hereof.
For the avoidance of doubt, amounts shall not be payable under both this Section 9.01 and Section 5.02. The Executive understands and agrees that should the Executive fail to fully comply with any of the obligations specified in Sections 6.01, 7.01, 8.01, 9.01, or 9.02 hereof, It will result In a forfeiture of any compensation and benefits to which the Executive may otherwise be entitled pursuant to clauses (A), (B), and (C) of Section 5.02 of this Agreement or
Section 9.01of this Agreement.
"Restricted Business" means (i) providing services or products relating to mortgage insurance or reinsurance, (ii) any business competing with the business(es) of the Company or its Affiliates as such business(es) exist as of the date of the Executive's termination (for any reason), (iii) any business competing with the business(es) that were conducted by the
Company or its Affiliates at any time during the twelve (12) months prior to the Executive's termination (for any reason); or (iv) any business competing with the business(es) that were being actively developed by the Company or its Affiliates and with which the Executive was involved to a material extent during the twelve (12) months prior to termination of the
Executive's employment (for any reason). This restriction only applies to businesses of the
Company or its Affiliates with which the Executive was materially involved or for which the
Executive had access to confidential information.
"Restricted Area" consists of the areas specified in Appendix A attached hereto.
The parties acknowledge that the Company engages in and actively seeks business throughout the United States and that the Company's Affiliates engage in and actively seek business throughout the world. The parties further acknowledge that the Executive will have access to confidential information relating to all of the Company's Affiliates and regularly participate in strategic business discussions and decisions relating to the Company's Affiliates.
Thus, a worldwide restriction is necessary to protect the legitimate business interests of the
Company and its Affiliates.
The Executive hereby acknowledges that the period of time, scope, and territory relating to this noncompetition provision are reasonable and necessary for the protection of the

- 13 -
Company in the operation of business and do not unduly restrict the Executive's ability to provide for himself and/or his family during the Noncompetition Period or to pursue adequate employment opportunities.
It shall not be considered a violation of this Section 9.01 for the Executive to be a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Executive has no active participation in the business of such corporation.
SECTION 9.02. Nonsolicitation. The Executive acknowledges that during his employment with the Company, he will become familiar with trade secrets and other
Confidential Information concerning the Company, Its Affiliates and their respective predecessors, and that his services will be of special, unique and extraordinary value to the
Company. The Executive hereby agrees that during the Employment Period, together with any period following the Employment Period during which the Executive remains an employee of the Company or its Affiliate, and for a period of one (1) year after the date of termination of employment for any reason (the "Nonsolicitation Period"), the Executive will not, directly or
Indirectly:
(i)solicit, induce, or attempt to solicit or Induce any Relevant Employee of the Company to leave the employ of the Company, for any reason whatsoever;
(ii)solicit, Induce, or attempt to solicit or Induce any Relevant Employee of one of the Company's Affiliates to leave the employ of that Affiliate, for any reason whatsoever;
(iii)in any way disrupt or interfere with the relationship, contractual or otherwise between the Company and any Relevant Employee thereof;
(iv)in any way disrupt or interfere with the relationship, contractual or otherwise between one of the Company's Affiliates and any Relevant Employee thereof;
or
(v)hire, employ, or receive the work or services of any Relevant Employee which are the same or similar to the work or services that Relevant Employee provided to the Company or its Affiliates.
For purposes of this Agreement, a "Relevant Employee" shall mean any individual who was employed with the Company or any Affiliate of the Company as a director, officer, executive, underwriter or manager at any time during the twelve (12) month period prior to the termination of the Executive's employment (for any reason) and with whom the Executive had

- 14 -
contact during the Executive's employment with the Company or became aware of as a result of the Executive's employment with the Company.
The Executive further agrees that during the Nonsolicitation Period, the Executive will not, directly or Indirectly:
(i)solicit, induce, or attempt to solicit or induce any Restricted Customer to cease doing business with the Company; or
(ii)solicit, induce, or attempt to solicit or induce any Restricted Customer to cease doing business with any Affiliate of the Company.
For purposes of this Agreement, a "Restricted Customer" shall mean any firm, company, or Person who was a customer, investor, supplier, client, Insured, reinsured, reinsurer, broker, agent, licensee or other business relation of the Company or any of Its
Affiliates at any time during the twelve (12) month period prior to the termination of the
Executive's employment (for any reason) and with whom the Executive had contact during the
Executive's employment with the Company or became aware of as a result of the Executive's employment with the Company.
SECTION 9.03. Enforcement. If, at the enforcement of Section 9.01 or 9.02, a court holds that the duration, territory, or scope stated therein are unreasonable under circumstances then existing, the parties agree that the maximum duration, territory, and scope reasonable under such circumstances will be substituted for the stated duration or scope and it is the parties' intention that the court will revise the restrictions contained in this Article 9 to cover the maximum duration and scope permitted by law.
ARTICLE 10
EQUITABLE RELIEF
SECTION 10.01. Injunctive or Other Equitable Relief. The Executive acknowledges that
(a) the covenants contained herein are reasonable, (b) the Executive's services are unique, and (c) a breach or threatened breach by him of any of his covenants and agreements with the Company and its Affiliates contained in Sections 6.01, 7.01, 8.01, 9.01 or 9.02 could cause irreparable harm to the Company or its Affiliates for which they would have no adequate remedy at law. Accordingly, and in addition to any remedies which the Company and its Affiliates may have at law, in the event of an actual or threatened breach by the
Executive of his covenants and agreements contained in Sections 6.01, 7.01, 8.01, 9.01 or
9.02, the Company and its Affiliates shall have the absolute right, without the need to post a bond or any other type of security, to commence a lawsuit or other proceeding in any court of competent jurisdiction (the "Selected Court") seeking injunctive or other equitable relief (an "Injunction Proceeding"). In furtherance thereof, the Executive expressly and irrevocably agrees that the Selected Court may exercise personal jurisdiction over him in connection with any Injunction

- 15 -
Proceeding and further agrees not to assert that any court other than the Selected Court is a more suitable forum for an Injunction Proceeding.
ARTICLE 11
EXECUTIVE REPRESENTATIONS
SECTION 11.01. Executive Representations. The Executive hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which he is bound, (b) the Executive Is not a party to or bound by any employment agreement, noncompetition agreement or confidentiality agreement with any other Person that affects his right or ability to perform the duties contemplated by this Agreement, and (c)
upon the execution and delivery of this Agreement by the Company, this Agreement will be the valid and binding obligation of the Executive, enforceable in accordance with its terms.
ARTICLE 12
MISCELLANEOUS
SECTION 12.01. Remedies. The Company will have all rights and remedies set forth in this Agreement, all rights and remedies which the Company has been granted at any time under any other agreement or contract and all of the rights which the Company has under any law. The Company will be entitled to enforce such rights specifically, without posting a bond or other security, to recover damages by reason of any breach of any provision of this
Agreement and to exercise all other rights granted by law. There are currently no disciplinary or grievance procedures in place, there is no collective agreement in place, and there is no probationary period.
SECTION 12.02. Consent to Amendments. The provisions of this Agreement may be amended or waived only by a written agreement executed and delivered by the Company and the Executive. No other course of dealing between the parties to this Agreement or any delay In exercising any rights hereunder will operate as a waiver of any rights of any such parties.
SECTION 12.03. Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, provided that the Executive may not assign his rights or delegate his obligations under this
Agreement without the written consent of the Company.
SECTION 12.04. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such

- 16 -
provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
SECTION 12.05. Counterparts. This Agreement may be executed simultaneously in two counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the same agreement.
SECTION 12.06. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
SECTION 12.07. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and shall be delivered personally by hand, by electronic transmission (with a copy following by hand or by overnight courier), by registered or certified mail, postage prepaid, return receipt requested, or by overnight courier service (charges prepaid). Communications delivered personally by hand shall be deemed received on the date when delivered personally to the recipient;
communications sent by electronic means shall be deemed received one (1) business day after the sending thereof; communications sent by registered or certified mail shall be deemed received four (4) business days after the sending thereof; and communications delivered by overnight courier shall be deemed received one (1) business day after the date when sent to the recipient. Such notices, demands and other communications will be sent to the Executive and to the Company at the addresses set forth below.

If to the Executive:	To the last address delivered to the Company by the Executive in the manner set forth herein.

If to the Company:	Arch U.S. MI Services Inc. 230 N. Elm St
Greensboro NC 27401
Attn: General Counsel
or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
SECTION 12.08. Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.
SECTION 12.09. Sections 409A. It is intended that this Agreement will comply with
Sections 409A of the Internal Revenue Code of 1986, as amended (the "Code") (and any regulations and guidelines issued thereunder), to the extent the Agreement is subject thereto, and the Agreement shall be interpreted on a basis consistent with such intent. If an amendment of the Agreement is necessary in order for it to comply with Section 409A, the parties hereto will negotiate in good faith to amend the Agreement in a manner that preserves

- 17 -
the original intent of the parties to the extent reasonably possible. No action or failure to act, pursuant to this Section 12.09 shall subject the Company to any claim, liability, or expense, and the Company shall not have any obligation to indemnify or otherwise protect the
Executive from the obligation to pay any taxes, interest or penalties pursuant to Section 409A of the Code.
Notwithstanding any provision to the contrary in this Agreement, if the Executive is deemed on the date of his "separation from service" (within the meaning of Treasury
Regulation Section 1.409A-l(h)) to be a "specified employee" within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code (after taking into account the applicable provisions of Treasury Regulation Section 1.409A-l(b)(9)(iii)), the portion, if any, of such payment so required to be delayed shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of his "separation from service" or (ii) the date of his death (the "Delay Period''). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum, and any remaining payments due under this
Agreement shall be paid In accordance with the normal payment dates specified for them herein. Whenever payments under this Agreement are to be made in Installments, each such
Installment shall be deemed to be a separate payment for purposes of Section 409A of the
Code. Notwithstanding any provision of this Agreement to the contrary, for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment that are considered deferred compensation under
Section 409A, references to the Executive's "termination of employment" (and corollary terms)
with the Company shall be construed to refer to the Executive's "separation from service" (within the meaning of Treas. Reg. Section 1.409A-1(h)) with the Company. In no case will compliance with this Section by the Company constitute a breach of the Company's obligations under this Agreement.
With respect to any reimbursement or in-kind benefit arrangements of the Company and its subsidiaries that constitute deferred compensation for purposes of Section 409A, except as otherwise permitted by Section 409A, the following conditions shall be applicable:
(i) the amount eligible for reimbursement, or in-kind benefits provided, under any such arrangement in one calendar year may not affect the amount eligible for reimbursement, or In-
kind benefits to be provided, under such arrangement in any other calendar year (except that the health and dental plans may impose a limit on the amount that may be reimbursed or paid), (ii) any reimbursement must be made on or before the last day of the calendar year following the calendar year in which the expense was Incurred, and (iii) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

- 18 -
SECTION 12.10. Excess Parachute Payments.
(a)Notwithstanding any other provision of this Agreement, in the event that the amount of payments or other benefits payable to the Executive under this Agreement
(including, without limitation, the acceleration of any payment or the accelerated vesting of any payment or other benefit), together with any payments, awards or benefits payable under any other plan, program, arrangement or agreement maintained by the Company or one of its
Affiliates, would constitute an "excess parachute payment" (within the meaning of Section
280G of the Code), the payments under Section 5.02 of this Agreement shall be reduced (by the minimum possible amounts) until no amount payable to the Executive under this
Agreement constitutes an "excess parachute payment" (within the meaning of Section 280G of the Code); provided. however. that no such reduction shall be made if the net after-tax payment (after taking Into account federal. state, local or other income. employment and excise taxes) to which the Executive would otherwise be entitled without such reduction would be greater than the net after-tax payment (after taking into account federal. state. local or other income, employment and excise taxes) to the Executive resulting from the receipt of such payments with such reduction.
(b)All determinations required to be made under this Section 12.10, including whether a payment would result in an "excess parachute payment" and the assumptions to be utilized in arriving at such determinations, shall be made by a nationally recognized accounting or consulting firm designated by the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive as requested by the
Company or the Executive. All fees and expenses of the Accounting Firm shall be borne solely by the Company and shall be paid by the Company. Absent manifest error, all determinations made by the Accounting Firm under this Section 12.10 shall be final and binding upon the
Company and the Executive.
SECTION 12.11. No Third Party Beneficiary. This Agreement will not confer any rights or remedies upon any person other than the Company and its Affiliates, the Executive and their respective heirs, executors, successors and assigns.
SECTION 12.12. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. Including, without limitation, the Employment Agreement dated as of , between the Company and the
Executive.
SECTION 12.13. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The use of the word "including" in this

- 19 -
Agreement means including without limitation and is intended by the parties to be by way of example rather than limitation.
SECTION 12.16. Survival. Sections 5.02, 5.04, 6.01, 6.02, 7.01, 8.01 and Articles 9, 10, 11
and 12 will survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.
SECTION 12.17. GOVERNING LAW. ALL QUESTIONS CONCERNING THE
CONSTRUCTION, VALIDlTY AND INTERPRETATION OF THIS AGREEMENT WILL BE
GOVERNED BV THE INTERNAL LAW OF NORTH CAROLINA, WITHOUT REGARD TO
PRINCIPLES OF CONFLICT OF LAWS.
SECTION 12.18. Arbitration. Except when the Company or its Affiliates exercise their right to seek Injunctive or other equitable relief pursuant to Section 10.01 above, all disputes between the parties arising out of, In connection with or concerning this Agreement or any share-based award agreements between the Company and the Executive (collectively, the
"Disputes") shall be adjudicated in a confidential private arbitration to be conducted In accordance with the comprehensive rules and procedures of JAMS (the "JAMS Rules"),
Including, but not limited to, the Internal appeal process provided for In JAMS Rule 34 (the
"Arbitration"). The Arbitration shall be conducted before a panel of three arbitrators (the
"Panel"), one appointed by the Company, another appointed by the Executive and the third appointed by the other two arbitrators (or, if the two arbitrators cannot agree, the third arbitrator shall be appointed by JAMS). Subject to the JAMS Rules, in-person hearings in the arbitration shall be held In Wake County, State of North Carolina, and shall be conducted in
English. The parties shall each pay fifty percent (50%) of the Panel's fees and other costs billed to the parties by JAMS for the Arbitration. Notwithstanding the immediately preceding sentence, each of the parties shall pay its own attorneys' fees and costs incurred in connection with the Arbitration. The Panel shall have no authority to render an award that requires either of the parties to pay the attorneys' fees or costs incurred by the other party in connection with the Arbitration or otherwise. A Judgment upon a final award rendered by the Panel, after giving effect to the JAMS internal appeal process, may be sought and entered in any court having jurisdiction thereof (an "Enforcement Proceeding"). If JAMS is not in business or is no longer providing arbitration services, then the American Arbitration Association shall be substituted for JAMS for the purposes of this Section 12.18. Each party shall maintain the confidentiality of the Arbitration (including any award rendered therein), except as necessary in connection with an Enforcement Proceeding or as otherwise required by law.

- 20 -
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

ARCH U.S. MI SERVICES INC.

By: /s/ David Gansberg
Name: David Gansberg
Title: Executive Chairman, Arch U.S. MI Services
Date: 5/1/2019

/s/ Michael Schmeiser
Michael Schmeiser
Date: 4/23/19